Exhibit 4.2


                                  HEMASURE INC.

                          Registration Rights Agreement

         This Registration Rights Agreement, dated January 23, 1997 (the "Agreement"), is entered into by and among HemaSure Inc., a Delaware corporation with its principal place of business at 140 Locke Drive, Marlborough, MA 01752 USA (the "Company"), and Novo Nordisk A/S, a corporation organized under the laws of Denmark with its principal place of business at Novo Alle, DK-2880, Bagsvaerd, Denmark (the "Purchaser").

         WHEREAS, the Purchaser is the registered holder of a convertible subordinated note of the Company in the original principal amount of US $11,721,989 (the "Note"), pursuant to which shares of capital stock of the Company may be issued in the future to the Purchaser; and

         WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of such shares of capital stock of the Company under the Securities Act of 1933, as amended;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of its equity securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).



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          "Registration Expenses" means the expenses described in Section 5.

          "Registrable Shares" means (i) the shares of Common Stock issued or issuable to the Purchaser pursuant to the Note and (ii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) when they have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act, (ii) when such shares are eligible for resale pursuant to Rule 144(k) (or its successor) under the Securities Act, or (iii) upon any sale, transfer, or other disposition in any manner to a person or entity which, by virtue of Section 12 of this Agreement, is not entitled to the rights provided by this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Stockholders" means the Purchaser and any persons or entities to whom the rights granted under this Agreement are validly transferred by the Purchaser, their successors or assigns pursuant to Section 12 hereof.

          2. Required Registrations.

          (a) Commencing on January 23, 1999, a Stockholder or Stockholders holding in the aggregate at least 51% of the Registrable Shares may request, in writing (which request shall state the number of Registrable Shares to be so registered, the intended method of distribution and a certification as to the market value of such shares as described below), that the Company effect the registration of Registrable Shares owned by such Stockholder or Stockholders having an aggregate offering price of at least $3,000,000 (based on the last reported sale price for the Common Stock on the business day preceding the date of such written request, as reported by the NASDAQ National Market System or any other exchange or market on which the Common Stock is then listed or included for quotation). Upon receipt of any such request, the Company shall within 10 days give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing

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factors, all of the Registrable Shares requested to be registered by all
Stockholders may not be included in the offering, then all Stockholders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered, provided, however, that the number of Registrable Shares shall not be reduced unless all securities that are not Registrable Shares are first excluded from the underwriting. Thereupon, the Company shall file a Registration Statement under the Securities Act, to the extent necessary to permit the sale or other disposition of the subject Registrable Shares in accordance with the intended method of distribution specified in the written registration request.

          (b) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above. In addition, the Company shall not be required to effect any registration within six months after the effective date of any other Registration Statement.

          (c) If at the time any request to register Registrable Shares pursuant to this Section 2 is received by the Company, the Company is engaged in, or the Board of Directors of the Company has resolved to initiate within 30 days of the time of the request for a registration as provided in this Section 2, a registered public offering as to which the Stockholders are entitled to include Registrable Shares pursuant to Section 3, or is engaged in any activity other than such a public offering which, in the good faith determination of the Company's Board of Directors, would be materially adversely affected by the requested registration, then the Company may at its option direct that such requested be delayed for a period not in excess of 120 days from (i) the earlier of (1) the effective date of such offering and (2) the 90th day after the filing of such offering, or (ii) the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any consecutive 12-month period.

          3. Incidental Registration.

          (a) Commencing on January 23, 1998, whenever the Company proposes to file a Registration Statement (other than pursuant to Section 2) at any time and from time to time, it will, at least 14 days prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 14 days after the Company provides such notice (which request shall state the number of Registrable Shares to be registered and the intended method of disposition of such Registrable Shares), the Company shall, subject to Section 3(b) hereof, cause all Registrable Shares which the Company has been requested by such

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Stockholder or Stockholders to register to be registered under the Securities
Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation or liability to any Stockholder.

          (b) In connection with any registration under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the managing underwriter employed by the Company for the distribution of equity securities shall determine that the inclusion of all Registrable Shares requested to be included would interfere with the successful marketing of the proposed underwritten offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes can be sold pursuant to the proposed underwritten offering; provided that no persons or entities other than the Company, the Stockholders and persons or entities holding registration rights granted by the Company (provided that such persons or entities shall participate in such registration pro rata with the Stockholders based on the number of shares of Common Stock owned by such persons or entities) shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereunto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

          4. Registration Procedures.

          (a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

          (i) prepare and file with the Commission within 90 days a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration

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Statement to become and remain effective for such period of the time (not exceeding six months) as may be necessary to effect the sale or other disposition of all Registrable Shares covered by such Registration Statement or until the Registrable Shares covered thereby cease to be Registrable Shares, whichever is sooner;

          (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 4(a)(i) above;

          (iii) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

          (iv) as expeditiously as possible register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request; provided, however, that (x) the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or execute a general consent to service of process in any jurisdiction and (y) if the Company is offering securities for its own account, it need not register or qualify under securities or Blue Sky Laws of any jurisdiction in which the managing underwriter has no intention of offering or selling securities for the account of the Company (except that the Company will use its best efforts to register or qualify Registrable Shares in such additional jurisdiction as any Stockholder may request subject to the limitation of clause (x) and at such Stockholder's expense; and

          (v) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange, or included for quotation on each automated quotation system, on which similar securities issued by the Company are then listed or quoted.

          (b) Each selling Stockholder of Registrable Shares agrees that, upon receipt of any notice from the Company of (i) any request by the Commission for amendments or supplements to a Registration Statement or related prospectus covering any of such selling Stockholder's Registrable Shares, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any of such selling Stockholder's Registrable Shares or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of

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any notification with respect to the suspension of the qualification of any
Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of such selling Stockholder's Registrable Shares so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any related prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of such selling Stockholder's Registrable Shares or a supplement to any related prospectus is required under the Securities Act; such selling Stockholder will forthwith discontinue disposition of such Registrable Shares until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of the Registrable Shares covered thereby pursuant thereto may be resumed provided, however, (x) that such selling Stockholder shall not resume its disposition of Registrable Shares pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Securities Act and has received a copy or copies of the related prospectus (as then amended or supplemented, as the case may be) unless the Registrable Shares are then listed on a national securities exchange and the Company has advised such selling Stockholder that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such selling Stockholder from the Company of notice of any of the events contemplated by Stock clauses (i) through (iv) of this paragraph, and, (y) if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then is such Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company is required to take such action under clauses (i), (iv), and (v) above, the Company shall do so as expeditiously as possible.

          5. Allocation of Expenses. The Company will pay all Registration Expenses, (as defined below), of all registrations under this Agreement; provided, however, that if a registration under Section 2 is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the requesting

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Stockholders elect not to have such registration counted as a registration requested under Section 2, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 5, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses and accounting fees, but excluding underwriting discounts, selling commissions, transfer taxes, fees payable by any Selling Stockholder under
Section 4(iv) above, and the fees and expenses of selling Stockholders' own counsel, which shall be borne by the participating Stockholders in proportion to the number of Registrable Shares offered by each.

          6.

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, such seller's officers and directors, acting in such capacities, and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, its officers or directors, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to paragraph (c) of this Section 6, the Company will reimburse such seller, its officers or directors, and each such controlling person for any legal or any other expenses reasonably incurred by such seller, its officers or directors, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in conformity with information furnished to the Company, in writing, by or on behalf of such seller, its officers or directors, or controlling

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person specifically for use in the preparation thereof or inclusion therein.

          The indemnity provisions in paragraph (a) of this Section 6 are subject to the condition that, insofar as they related to any untrue statement or omission made in a preliminary prospectus or prospectus but eliminated or remedied in a final prospectus or an amended or supplemented prospectus on file with the Commission at the time the Registration Statement becomes effective or any amended or supplemented prospectus filed with the Commission pursuant to Rule 424 or any successor provision under the Securities Act (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any selling Stockholder of Registrable Shares (x) if such selling Stockholder is not selling Registrable Shares through an underwriter, if the Company has previously delivered copies of such Final Prospectus to such selling Stockholder of Registrable Shares or, if the Registrable Shares are then listed on a national securities exchange, if the Company has previously delivered copies of such Final Prospectus to such national securities exchange in accordance with Rule 153 or any successor rule under the Securities Act, or (y) if such selling Stockholder is selling Registrable Shares through an underwriter or underwriters, the Company has previously delivered copies of such Final Prospectus to such underwriter or underwriters.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or actions joint or several, to which the Company, such directors and officers, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for inclusion in or use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any

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of them in connection with investigation or defending any such loss, claim, damage, liability or action. This indemnity shall remain in full force and effect for the applicable statute of limitation period regardless of any investigation made by or on behalf of the Company or such controlling person and shall survive the transfer of shares.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any loss, claim, action, damage, or liability as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, however, that failure to notify within such time period shall not rescind or revoke the indemnifying party's obligation to indemnify but shall only reduce the amount of the indemnification to the extent that the Indemnifying Party is damaged by such delay). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense (but in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for the Indemnified Party or Parties) if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between the Indemnified Party and the Indemnifying Party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of an Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (d) If the indemnification provided for in this Section 6 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein or contribution is required under the Securities Act in circumstances for which indemnification is provided under this Section 6, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (i) in such proportion as is appropriate to reflect the

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relative benefits received by the Indemnifying Party on the one hand and the
Indemnified Party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other but also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no Stockholder will be required to contribute any amount in excess of the gross proceeds of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

          (e) The obligations under this Section 6 shall survive the completion of any offering of Registrable Shares in a registration statement.

          7. Indemnification with Respect to Underwritten Offering.

          (a) In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          (b) No Stockholder may participate in any underwritten registration pursuant to Section 3 hereunder unless such Stockholder (i) agrees to sell the Registrable Shares which it proposes to sell in such underwritten registration on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, reasonable and customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and provides such other information and documentation as the Company or the underwriters may reasonably request in connection with such underwritten registration.

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          8. Information by Holder. Each Stockholder including Registrable
Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          9. "Stand-Off" Agreement. Each Stockholder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement filed pursuant to Section 3 hereof in which the Registrable Securities are not included, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; provided, that, all stockholders holding not less than the number of shares of Common Stock held by such Stockholder (including shares of Common Stock issuable upon the conversion of convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

          10. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 10 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash or (ii) securities of the acquiring corporation which may be sold to the public without registration under the Securities Act within 90 days of such merger, consolidation or reorganization.

          11. Termination. All of the Company's obligations to register Registrable Shares under this Agreement pursuant to Sections 2 and 3 hereof shall terminate when there are no Registrable Shares as defined herein.

          12. Transfers of Rights. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Registrable

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Shares are transferred by such Purchaser, and such transferee shall be deemed a
"Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company as promptly as practicable subsequent thereto.

          13. Current Public Information. The Company shall furnish to any Stockholder, so long as the Stockholder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company as to its compliance with the current public information condition of Rule 144 (at any time after ninety
(90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at a time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other public information as may be reasonably requested in availing any Stockholder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

          14. General.

          (a) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid.

          If to the Company, at the address first written above, Attention:
President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Battle Fowler LLP, 75 East 55th Street, New York, NY 10022, Attention: Luke P. Iovine, III, Esq.; or

          If to a Stockholder, at his or its address first written above or at such other address or addresses as may have been furnished to the Company in writing by such Stockholder, with a copy to Novo Nordisk of North America, Inc., 405 Lexington Ave., Suite 6400, New York, New York 10017; Attention: General Counsel.

          Notices provided in accordance with this Section 14(a) shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.


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          (c) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the Registrable Shares; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares (but not less than 51% of such shares) only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

Executed as of the date first written above.

                              COMPANY:

                              HEMASURE INC.


                              By: /s/ Steven H. Rouhandeh
                                  -----------------------
                              Title: President and Chief Executive Officer
                                     -------------------------------------


                              PURCHASER:

                              NOVO NORDISK A/S


                              By: /s/ Kurt A. Nielsen  /s/ Jesper Oveson
                                  --------------------------------------
                              Title: Deputy CEO   Vice President of Corporate
                                                  Finance
                                     --------------------------------------